Exhibit 5

          April 3, 1998

          NUI Corporation
          550 Route 202-206, Box 760,
          Bedminster, New Jersey 07921-0760

          Attn: James R. Van Horn
                Corporate Secretary and General Counsel

               Re: Form S-8 Registration Statement - Amendment NUI Corporation Employee Stock Purchase Plan

          Dear Mr. Van Horn:

               We are rendering this opinion as counsel for NUI Corporation (the "Company") in connection with the registration and issuance of 100,000 shares of Common Stock, no par value of the Company and the appurtenant Series A Junior Participating Stock Purchase Rights (the "Securities") pursuant to a Registration Statement to be filed with the Securities and Exchange Commission on Form S-8 (the "Registration Statement"). The Securities are to be issued pursuant to the Employee Stock Purchase Plan of the Company, as amended (the "Plan").

               In connection with the foregoing, we have participated in the preparation of, and have reviewed the Registration Statement. In addition, we have examined originals or copies identified to our satisfaction as being the true copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

               Based upon the foregoing, we are of the opinion that:

               1. The Company has been duly organized and is validly existing under the laws of State of New Jersey;

               2. The issuance and sale of the Securities pursuant to the Plan have been validly authorized; and

               3. The Securities, when issued pursuant to the Plan, will be legally issued, fully paid and non-assessable.

               We hereby consent to all references to us in the Registration Statement, including any prospectus relating thereto, and to the inclusion of a duplicate original of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /S/ Bourne, Noll & Kenyon
                                             BOURNE, NOLL & KENYON
                                             A Professional Corporation